EXHIBIT (10)(b)


                            1999 ROHM AND HAAS
                                STOCK PLAN


1.  PURPOSE.

This Plan has been established by the Company to attract and retain employees, to motivate participants by means of appropriate incentive, to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other similar companies and to further identify participants' interest with those of the Company's other stockholders through stock compensation thereby promoting the long-term financial interest of the Company and its stockholders.


2.  STOCK SUBJECT TO THE PLAN.

a. The plan covers an aggregate of 8,000,000 shares of Company common stock (either authorized and unissued or treasury shares). No more than 1,000,000 of these shares may be granted to any employee as options during a five year period.

b. The total number of reserved shares shall be adjusted as the Committee deems appropriate to reflect stock dividends, stock splits, combinations of shares and any other change in the corporate capital structure, including reorganization, recapitalization, merger and consolidation.

c. Any shares that are forfeited to the Company or any shares subject to options under this plan that expire without being exercised shall be available for the grant of new awards. If the exercise price of any stock option granted under this plan or any prior plan is satisfied by tendering shares of common stock, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under this plan.


3.  ELIGIBILITY.

Awards under this plan may be granted only to employees (including officers and directors who are also employees) of The Company or of its subsidiaries. The term "subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or


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indirectly, by The Company.  The grant of an award shall not impose upon
The Company or its subsidiaries any obligation to retain the participant as an employee for any period.


4.  ADMINISTRATION OF THE PLAN.

a. A committee of the board of directors shall be appointed by the board, which shall designate one of the committee members as chair. From time to time, the board may remove a member of the committee or appoint other members in substitution for, or in addition to, members previously appointed to the committee and it may fill vacancies, however caused, in the committee. The committee may adopt such rules and regulations as it deems necessary for governing its affairs. It may take action either by majority vote of its members or by an instrument in writing signed by all members without a meeting. Members of the committee shall not be liable for any act or omission in their capacities as members, except for bad faith or gross negligence.

b. The committee is charged with administration of the plan. The committee shall also have full power and authority to construe and interpret the plan. Its decisions shall be binding on all parties, including the Company, the stockholders and the employees.


5.  GRANTS.

The committee shall determine the form and amounts of grants to participants. Grants shall be subject to the terms and conditions, not inconsistent with this plan, that the committee, in its sole discretion, determines.

A.  STOCK OPTIONS.

    (1) Designation. The committee shall designate options as incentive stock options under the provisions of the Code or as nonqualified stock options. The aggregate fair market value of the underlying stock, determined at the time of grant, for all incentive stock options granted to each individual which first become exercisable in any calendar year shall not exceed $100,000.

    (2) Option Price. The exercise price of stock under each option granted (other than in connection with the grant or assumption of options in connection with a transaction as contemplated by section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) shall not be less than the fair market value of the stock on


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    the day the option is granted.  Unless otherwise determined by the committee at the time of grant, the exercise price of stock under each option granted shall be the fair market value of the stock on the day the option is granted. The fair market value shall be the average of the high and low prices of The Company common stock as reported on the New York Stock Exchange composite transaction quotations for the designated day or, if there was no transaction on that day, for the last preceding day on which there was such a transaction (the "fair market value").

    (3) Expiration of Options. Unless otherwise determined by the committee:

         (i) subject to the provisions of subparagraphs (3)(ii), (iii) and
         (iv), options will expire ten years from the date of grant during the participant's continued employment with the Company or its subsidiaries;

         (ii) subject to the provisions of subparagraph (3)(iv)(b), options will expire the earlier of ten years from the date of grant or five years from the date of death, long-term disability or retirement at age 55 or later of the participant;

         (iii) subject to the provisions of subparagraph (3)(iv)(b), options will expire one year from the last day worked for participants who leave the Company under the Company's severance benefit program;

         (iv) options will expire immediately

              (a) upon the resignation or discharge of the participant or

              (b) upon violation of a non-compete or confidentiality obligation to the company.

    (4) Vesting. Unless otherwise determined by the committee, options shall not be exercisable for a period of one year from the date of grant.

    (5) Transferability. Unless otherwise determined by the committee, options shall not be transferable except by will or the laws of descent and distribution.


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    (6) Continuation of Options.  Options designated as incentive stock options will continue as nonqualified options at the time they lose their status as incentive stock options under the Code.

B.  RESTRICTED STOCK.

    (1) Size and Timing of Grants. Grants shall be made in conjunction with payments under the annual bonus and long-term bonus on a basis established by the committee and in lieu of some or all of the cash awards payable under those bonus plans. In addition, the committee may approve restricted stock grants independent of these bonus plans for purposes that in its sole judgment are in the best interests of the Company.

    (2) Terms and Conditions. Unless otherwise determined by the committee:

         (i)  Restrictions will lapse at the earlier of

          o   five years of company service by the participant

          o retirement at age 55 or later, long-term disability or death of the participant.

         (ii) None of the shares may be transferred or sold prior to the lapse of restrictions.

         (iii) Ownership of all stock on which the restrictions have not lapsed will revert to the Company if the participant leaves the Company for any reason other than retirement at age 55 or later, long-term disability or death.

         (iv) If the grant is made in a dollar amount, the number of shares granted shall be determined by dividing the dollar value of the grant by the fair market value of Company common stock

          o on the day on which the first reportable transaction in that stock occurs in the month the grant is made if the grant was made in lieu of cash bonuses; or

          o   on the day of grant.


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6.  OPTION EXERCISES.

a. Notice. Notice in writing shall be given to the secretary of The Company indicating the date of exercise and specifying the number of shares to be exercised at the option price.

b. Payment of Exercise Price. The exercise price shall be paid to the Company in full at the time of the exercise of the option. Unless otherwise determined by the committee, payment may be made

    (i) in cash (including check, bank draft, money order or the assignment of cash from the simultaneous sale of the shares whose option is being exercised); or

    (ii) by delivering Company common stock currently owned by the participant; or

    (iii) by a combination of Company common stock and cash.

The number of shares of Company common stock required to be delivered to the Company in a stock-for-stock exercise shall be determined by dividing the total exercise price by the fair market value of the Company common stock for the day preceding the day of exercise. All Company common stock delivered in a stock-for-stock exercise shall have been held by the participant for a minimum of six months.


7.  CHANGE OF CONTROL.

a.  Change of Control shall mean:

    (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 25% of the outstanding shares of Company common stock; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

         (A) any acquisition of Company common stock directly from the Company,

         (B) any acquisition of Company common stock by the Company,


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         (C) any acquisition of Company common stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

         (D) any acquisition of Company common stock by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 7(a); or

         (E) any acquisition of Company common stock by the direct lineal descendants of Otto Haas and Phoebe Haas, the spouses of such descendants and any trusts and foundations established by any of them

    (ii) individuals who, as of the effective date of this plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this plan whose election, or nomination for election by Company stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

    (iii) consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

    (A) all or substantially all of the individuals and entities who were the beneficial owners of outstanding Company common stock and other Company securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the entity resulting from such Business Combination (which, for purposes of this paragraph (A) and


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    paragraphs (B) and (C), shall include an entity which as a result of such transaction owns the Company or all or substantially all of the Company assets either directly or through one or more subsidiaries), and

    (B) no person (excluding any entity resulting from such Business Combination or any employee benefit plan or related trust of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the entity resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such entity unless such person owned 25% or more of the Company prior to the Business Combination, and

    (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

b. The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding options granted pursuant to the plan shall automatically become fully exercisable and each option holder may exercise such option and receive a cash payment equal to (i) the higher of (a) the consideration received by a stockholder for a share at the time of a Change of Control and (b) the average closing price of the shares on the New York Stock Exchange for the 30 trading days immediately preceding the Change of Control, over (ii) the exercise price. Upon such receipt, all of such option holder's options shall terminate and be of no further force or effect. Unless exercised for the cash payment provided for above, from and after the Change of Control such option shall remain exercisable for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares for which such option could have been exercised immediately prior to such Change of Control; provided, however, if the Change of Control occurs due to a transaction which is being accounted for with pooling of interests accounting, then no cash payment as


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provided for above shall be available to any option holder, if it would prevent the use of such pooling of interests accounting.

c. The earlier of either a Change of Control or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all restrictions on outstanding stock granted pursuant to the plan shall automatically lapse.


8.  NON-U.S. GRANTS.

The committee may make such grants as they deem appropriate to employees who are subject to the laws of nations other than the United States.


9.  AGREEMENT WITH THE COMPANY.

An award of shares under this plan shall be subject to such terms and conditions, not inconsistent with this plan, as the committee shall, in its sole discretion, prescribe. These terms will be set out in an award notice and delivered to the participant. Compliance with the terms set forth in the award notice are required.


10. GENERAL TERMS.

a. Adjustments to Reflect Changes in the Capital Structure. The committee, in its sole discretion, may adjust the number of restricted shares and price per share, the number of shares subject to any unexercised option and the option price per share to reflect stock dividends, stock splits, combinations of shares and may take any other action it, in its sole discretion, deems equitable to address any other change in the corporate capital structure of the Company including reorganization, recapitalization, merger and consolidation.

b. Tax Withholding. All distributions under the plan are subject to withholding of all applicable taxes, and the committee may condition the delivery of any shares or other benefits under the plan on satisfaction of the applicable withholding obligations. Subject to such requirements as the committee may impose, withholding obligations will be satisfied through payroll deduction or through cash payment by the participant.

c. Obligation of the Company to Deliver Shares. The obligation of the Company to deliver shares upon an exercise shall be subject to all applicable laws, rules, regulations and such approval by governmental


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agencies as may be required, including such steps as counsel for the
Company shall deem necessary or appropriate to comply with the requirements of relevant securities laws. The committee may establish such rules for the delivery of the shares as it, in its sole discretion, deems appropriate.

d. Effective Date. Subject to the approval of the stockholders of the Company at the 1999 annual meeting of its stockholders, this plan shall be effective as of January 1, 1999. To the extent grants are made under this plan prior to the 1999 annual meeting, those grants will be contingent on stockholder approval of the plan.

e. Duration of Plan. This plan shall be unlimited in duration and, in the event of plan termination, shall remain in effect as long as any grants made under it are still outstanding. To the extent required by the Code, no ISO may be granted under the plan more than ten years after the effective date.


11. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

    The committee or the board of directors of the Company may at any time suspend, terminate or amend the plan in such respects as the committee or board deems to be in the best interests of the Company. No such amendment for which stockholder approval is required under the securities laws or for compliance with section 162(m) of the Code (if the company chooses to comply) will be made without such stockholder approval No amendment shall adversely affect the right of participants or their successors in interest, under the terms of options granted prior to the effective date of the amendment.

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